Exhibit 23.3
CONSENT OF COUNSEL
We hereby consent to the filing of our opinion as Exhibit 5.1 to Pre-Effective Amendment No. 8 to the Registration Statement being filed with the Securities and Exchange Commission by Brookshire Raw Materials (U.S.) Trust on Form S-1/A and to the reference to us under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement.

/s/ Richards, Layton & Finger P.A.
Richards, Layton & Finger P.A.
Wilmington, Delaware

September 21, 2007